Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-106408) and the Registration Statements on Form S-8 (Nos.: 333-08181, 333-61011, 333-87041, and 333-58742) of Maxtor Corporation of our report dated March 9, 2004, except for Note 2, as to which the date is February 18, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

San Jose, California
February 18, 2005